UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
—————————————————————————
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 31, 2018, Artesian Water Company, Inc. (the "Company"), the principal subsidiary of Artesian Resources Corporation, and CoBank, ACB ("CoBank"), entered into a Bond Purchase Agreement (the "Agreement") relating to the issue and sale by the Company to CoBank of a $25 million principal amount First Mortgage Bond, Series U (the "Bond"), due January 31, 2038 (the "Maturity Date").  The Bond was issued pursuant to the Company's Indenture of Mortgage dated as of July 1, 1961, as amended and supplemented by supplemental indentures, including the Twenty-Third Supplemental Indenture dated as of January 31, 2018 (the "Supplemental Indenture"), from the Company to Wilmington Trust Company, as Trustee (the "Indenture").  The Indenture is a first mortgage lien against substantially all of the Company's utility plant.  The proceeds from the sale of the Bond together with other funds of the Company, will be used to pay in full at maturity indebtedness of the Company under those certain First Mortgage Bonds, Series U (the "Series U Bonds").  The Delaware Public Service Commission (the "DEPSC") approved the issuance of the Bond on December 21, 2017.

The Bond carries an annual interest rate of 4.71% through and including the Maturity Date.  Interest is payable on January 30th, April 30th, July 30st and October 30th in each year and on the Maturity Date, beginning April 30, 2018 until the Company's obligation with respect to the payment of principal, premium (if any) and interest shall be discharged.  Overdue payments shall bear interest as provided in the Supplemental Indenture. The term of the Bonds also include certain limitations on the Company's indebtedness.

The Agreement contains customary default provisions where the Bond will become due and payable no less than 30 days from notice received by CoBank, referred to as "Events of Redemption."  In the event that any Event of Redemption below should occur and be continuing, CoBank shall have the right to require the Company, and the Company shall be obligated, to redeem all bonds then held by CoBank.  The bonds shall be redeemed at a price equal to the sum of (i) the aggregate principal amount to be redeemed, (ii) the interest accrued thereon through the date of redemption and (iii) a make-whole amount as described in the Supplemental Indenture.

Events of Redemption are listed below:

(a)	Any representation or warranty made by the Company in the Agreement proves to be false or misleading in any material respect; or
(b)	Failure to comply with furnishing financial information, covenants, use of proceeds, payment of taxes and indemnification; or
(c)	Failure to perform or comply with providing notice of default, non-environmental litigation or environmental matters; or
(d)
The occurrence of any event of default under, or lapse of or failure on the part of the Company to observe, keep, or perform any covenant or agreement contained in any other agreement between the Company and CoBank, including, without limitation, any guaranty, loan agreement, security agreement, pledge agreement, indenture, mortgage or other agreement; or

(e)
Default under any bond, debenture, note or other evidence of indebtedness for any money borrowed by the Company in excess of $500,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company in excess of $500,000, whether such indebtedness exists or shall hereafter be created, which default has not been waived and shall constitute a failure to pay any portion of the interest accruing on or the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled; or

(f)
The rendering against the Company of a judgment for the payment of moneys in excess of $500,000 and the continuance of such judgment unsatisfied and without stay of execution thereon for a period of 45 days after the entry of such judgment, or the continuance of such judgment unsatisfied for a period of 45 days after the termination of any stay of execution thereon entered within such first mentioned 45 days; or

(g)
The occurrence of any of the following with respect to the Company: a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for any part of its property or order the winding up or liquidation of its affairs, or an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Company and such petition remains unstayed and in effect for a period of 60 consecutive days; or the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any substantial part of its property or make any general assignment for the benefit of creditors; or the Company shall become insolvent or shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by the Company in furtherance of any of the aforesaid purposes; or

(h)
The occurrence of any of the following events or conditions if the same, individually or in the aggregate, would be reasonably expected to result in a liability of an amount greater than or equal to $500,000. Any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Company or any ERISA Affiliate in favor of the Pension Benefit Guaranty Corporation or a Plan. A Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Purchaser, likely to result in the termination of such Plan for purposes of Title IV of ERISA. A Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which in the reasonable opinion of the Purchaser, is likely to result in the termination of such Plan for purposes of Title IV of ERISA, or the Company or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of, or insolvency of such Plan, any prohibited transaction or breach of fiduciary responsibility shall occur which would be reasonably expected to subject the Company or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Company or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

(i)
An "Event of Default" (as defined in the Indenture) shall exist or any lien purported to be created under the Indenture or any other security document shall cease to be, or shall be asserted by the Company not to be, a valid or perfected lien on any portion of the collateral or mortgage property, with the priority required by the Indenture or the applicable security document, except as a result of a release pursuant to the Indenture, or as a result of the sale or other disposition of the applicable collateral or mortgaged property in a transaction permitted under the Bond Documents.

The Bond was issued in a private placement in reliance on exemptions from registration under the Securities Act of 1933, pursuant to the terms of the Bond Purchase Agreement.

The foregoing summary is qualified in its entirety by reference to the text of the Supplemental Indenture and Bond Purchase Agreement, copies of which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Twenty-Third Supplemental Indenture dated as of January 31, 2018, between Artesian Water Company, Inc. and Wilmington Trust Company, as trustee.

4.2  Bond Purchase Agreement, dated January 31, 2018, by and between Artesian Water Company, Inc., and CoBank, ACB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: February 2, 2018	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer

Exhibit Index

4.1 Twenty-Third Supplemental Indenture, dated as of January 31, 2018, between Artesian Water Company, Inc. and Wilmington Trust Company, as trustee.

4.2  Bond Purchase Agreement, dated January 31, 2018, by and between Artesian Water Company, Inc., and CoBank, ACB.